NON-NEGOTIABLE INTERCOMPANY NOTE

                                                         New York, New York
                                                          December 21, 1989

     FOR VALUE RECEIVED, the undersigned, KaiserTech Limited, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Payee"), the principal sum of EIGHT HUNDRED MILLION FIVE HUNDRED EIGHTY-FIVE THOUSAND TWO HUNDRED EIGHTY AND NO/100 DOLLARS ($818,585,280.00), with interest thereon, which shall be due and payable as hereinafter provided.
     1. This Note shall bear interest, compounded annually (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as appropriate), on the unpaid principal amount outstanding hereunder plus all accrued and unpaid interest thereon, from the date this Note is issued (the "Issuance Date"), until such principal amount is repaid in full, at a rate equal to the lower of (i) thirteen percent (13%) per annum or (ii) the maximum rate per annum which would result in this Note not being an "applicable high yield discount obligation" as defined in Section 7202(b) of the Omnibus Revenue Reconciliation Act of 1989, as passed by Congress on November 22, 1989, as the same or any similar provision may be enacted.
     2. Subject to Section 5 hereof, no payment of principal or interest shall be required to be made on this Note prior to December 21, 2000. Beginning on December 21, 2000, this Note shall be due and payable annually on each anniversary of the date of this Note as to principal and interest (including interest accrued hereon from the Issuance Date through December 21, 1999 which shall be added to the unpaid principal amount hereof) in level installments which, if timely made, would be sufficient fully to satisfy the outstanding principal balance hereof (including interest accrued hereon from the Issuance Date through December 21, 1999) plus interest hereon over a 15-year term, commencing on December 21, 2000. Each such level payment shall be applied first to interest and the balance to principal.
     3. The Company shall make each payment hereunder not later than 5:00 p.m. (New York City time) on the day when due in lawful money of the United State of America to the holder of this Note by delivery of a certified or bank cashier's check in the amount of such payment or, at such holder's option, by wire transfer of immediately available funds.
     4. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day.
     5. The Company shall have the right to prepay the principal amount of this Note, in whole or in part, at any time or from time to time, without premium or penalty, but with interest on the portion of the principal amount so prepaid accrued to the date of prepayment.
     6. If any of the following events (an "Event of Default") shall occur and shall not have been remedied, the holder of this Note may, at its option, declare this Note to be, and the same shall forthwith become, due and payable for the entire unpaid principal amount hereof and all interest accrued hereon:
          (a) The Company fails to pay any installment of principal of, or interest on, this Note when due; or
          (b) The Company (i) becomes bankrupt or insolvent, or (ii) admits in writing its inability to pay its debts as they mature, or (iii) files a petition in voluntary bankruptcy, or (iv) seeks relief under any provisions of any bankruptcy, reorganization, arrangement, insolvency or readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect, or (v) makes a general assignment for the benefit of creditors, or (vi) has a petition or proceeding filed against it under any provisions of the Bankruptcy Code or any insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty days from the date of commencement thereof, or (vii) has a receiver, trustee, custodian, conservator or other person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty days thereafter.
     7. No failure on the part of any holder of this Note to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any such holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive and are in addition to all others that may be provided by applicable law and other agreements and documents.
     8. This Note shall be binding upon the Company and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of Payee and its successors and assigns, including subsequent holders hereof.
     9. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, such determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction.
     10. Presentment for payment, notice of dishonor, protest, notice of protest and any other notice are hereby waived. This Note shall be governed by, and construed in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.
     11. No amendment, modification or waiver of any term or provision of this Note, nor consent to any departure by the Company herefrom, shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver, modification or consent shall be effective only in the specific instance and for the specific purpose for which given.
     IN WITNESS WHEREOF, the company has caused this Note to be executed and delivered to the Payee on the date and year first above written.

                                        KAISERTECH LIMITED


                                        By:       /s/  John A. Moore
                                             ------------------------------
                                             Name:     John A. Moore
                                             Title:    Vice President

Pay to the order of MELLON BANK, N.A., as Collateral Agent (the "Collateral Agent"), pursuant to the terms of that certain Company Pledge Agreement dated as of December 21, 1989, as the same may be amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, by and between KAISER ALUMINUM & CHEMICAL CORPORATION and the Collateral Agent.


                                        KAISER ALUMINUM & CHEMICAL
                                        CORPORATION


                                        By:       /s/  John A. Moore
                                             ------------------------------
                                             Name:     John A. Moore
                                             Title:    Vice President